Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE Contacts: James Lindstrom, CEO Integrated Electrical Services, Inc. 713-860-1500 Ken Dennard / ksdennard@drg-l.com Karen Roan / kcroan@drg-l.com DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES NAMES ROBERT LEWEY CFO

HOUSTON — JANUARY 6, 2012 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced the promotion of Robert Lewey to Senior Vice President and Chief Financial Officer to replace Terry Freeman upon his retirement from the Company, effective January 20, 2012.

James Lindstrom, IES’ Chairman and Chief Executive Officer, stated, “Robert has established himself as a respected leader in IES since first joining the company in 2001.  He has served in key financial roles at IES and is a seasoned finance leader with more than 25 years of experience in acquisitions, dispositions and corporate reorganizations.

“I want to express my appreciation to Terry for his role in reshaping the Company over the past two years.  He has made a valuable contribution as we have focused on returning the Company to profitability, and we wish him well in his retirement.”

From 2001 to 2006 and since 2007, Mr. Lewey served as Vice President - Finance, Tax and Treasurer for IES.  Previously, he served as Vice President, Tax for Sulzer US Holdings, Inc. and Metamor Worldwide, Inc.  He began his career with Deloitte LLP and received his BBA in Accounting from the University of Houston.  He is a Certified Public Accountant licensed in the state of Texas.

Integrated Electrical Services, Inc. is a leading national provider of electrical infrastructure services to the communications, commercial, industrial and residential markets.  Our 2,700 employees serve clients throughout the United States.  For more information about IES, please visit www.ies-co.com.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder’s decision to pursue a disposition of its interest in the company; potential disposition of a substantial portion of the company’s Commercial & Industrial segment for realized values substantially less than current book values, likely resulting in a material adverse impact on our financial results; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners;  inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens;  inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the  physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2011, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

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